UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                         Date of Report: March 26, 2013


                       MEDINA INTERNATIONAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

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

              Colorado                                  000-27211                               84-1469319
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)
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                        1802 Pomona Rd., Corona, CA 92880
                        ---------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (909) 522-4414
                                 --------------
               Registrant's telephone number, including area code



          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02

Appointment of Director

On March 22, 2013, Medina International Holdings, Inc.'s ("the Company") Board of Directors approved the appointment of Mr. Erik P. Wolf to the Company's Board of Directors. Mr. Wolf accepted such appointment on March 26, 2013. His biographical information follows.

Erik P. Wolf, Director, age 38

Since May 2004, Mr. Wolf has worked as IP Litigation and Prosecution Associate with Wang, Hartmann, Gibbs & Cauley, PC, in Newport Beach, California. In his career he has been responsible for not only assisting in the management of the firm's southern California office, but also has been responsible for supervising both patent and commercial litigation, patent and trademark prosecution and other intellectual property related work. From October 2003 through May 2004, he worked as a Litigation Associate with Kolar and Associates in Orange, California.

In May 1997, Mr. Wolf received a Bachelor of Science in Mechanical Engineering from Resellaer Polytechnic Institute in Troy, New York. In May 2001, he received his Juris Doctorate from the Whittier Law School in Costa Mesa, California.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                       MEDINA INTERNATIONAL HOLDINGS, INC.

                                        By:      /s/Daniel Medina
                                                    -------------
                                                    Daniel Medina, President


   Date: March 28, 2013